Exhibit 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of Dominion Energy, Inc. (Dominion Energy) consist of a condensed consolidated balance sheet at September 30, 2018, consolidated statement of income for the nine months ended September 30, 2018 and a consolidated statement of income for the year ended December 31, 2017, which reflect Dominion Energy’s acquisition of SCANA Corporation (SCANA), which was completed on January 1, 2019. The unaudited pro forma consolidated financial statements included herein have been derived from the following historical financial statements:

•	the audited financial statements of Dominion Energy for the year ended December 31, 2017;

•	the unaudited interim financial statements of Dominion Energy for the nine months ended September 30, 2018;

•	the audited financial statements of SCANA for the year ended December 31, 2017; and

•	the unaudited interim financial statements of SCANA for the nine months ended September 30, 2018.

On January 1, 2019, pursuant to the terms of an Agreement and Plan of Merger (the merger agreement) dated January 2, 2018, Dominion Energy and SCANA completed a stock-for-stock merger in which SCANA shareholders received the right to 0.6990 of a share of Dominion Energy common stock for each share of SCANA common stock. Following completion of the merger, SCANA operates as a wholly-owned subsidiary of Dominion Energy.

The pro forma adjustments have been prepared as if the acquisition of SCANA occurred on September 30, 2018 in the case of the unaudited pro forma condensed consolidated balance sheet and on January 1, 2017 in the case of the unaudited pro forma consolidated statements of income. The unaudited pro forma consolidated financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated in its Current Report on Form 8-K, filed June 6, 2018, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, and the financial statements and notes included in SCANA’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

The unaudited pro forma consolidated financial statements do not necessarily reflect what Dominion Energy’s financial position and results of operations would have been if it had owned SCANA during the periods presented. In addition, they are not necessarily indicative of its future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to Dominion Energy’s acquisition of SCANA, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated statements of income, expected to have a continuing impact on Dominion Energy. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma consolidated financial statements give effect to Dominion Energy’s acquisition of SCANA for total consideration consisting of the right to receive 0.6990 of a share of Dominion Energy common stock for each share of SCANA common stock.

DOMINION ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2018

	Dominion Energy	SCANA	Pro Forma Adjustments		Dominion Energy Pro Forma
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$310	$462	$20	(r)	$792
Customer receivables	1,539	447	(8)	(r)	1,978
Other receivables	132	78	—		210
Inventories	1,455	289	—		1,744
Regulatory assets	540	27	—		567
Assets held for sale	1,029	—	70	(x)	1,099
Other	697	117	(40)	(r)	774

Total current assets	5,702	1,420	42		7,164

Investments
Nuclear decommissioning trust funds	5,424	139	—		5,563
Investment in equity method affiliates	1,858	21	—		1,879
Other	345	114	—		459

Total investments	7,627	274	—		7,901

Property, Plant and Equipment
Property, plant and equipment	76,190	17,068	188	(n)	92,800
			(364)	(y)
			(114)	(f)
			(98)	(e)
			(70)	(x)
Accumulated depreciation, depletion and amortization	(22,005)	(6,127)	247	(y)	(27,743)
			142	(f)

Total property, plant and equipment, net	54,185	10,941	(69)		65,057

Deferred Charges and Other Assets
Goodwill	6,410	210	1,405	(g)	8,025
Regulatory assets	2,316	5,739	(1,372)	(e)	6,489
			(194)	(z)
Other	2,842	232	149	(i)	3,340
			117	(y)

Total deferred charges and other assets	11,568	6,181	105		17,854

Total assets	$79,082	$18,816	$78		$97,976

DOMINION ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2018

	Dominion Energy	SCANA	Pro Forma Adjustments		Dominion Energy Pro Forma
(millions)
LIABILITIES AND EQUITY
Current Liabilities
Securities due within one year	$3,101	$18	$—		$3,119
Short-term debt	2,935	314	—		3,249
Accounts payable	587	263	76	(b)	918
			(8)	(r)
Regulatory liabilities	335	110	67	(c)	651
			137	(d)
			2	(u)
Other	2,254	459	(20)	(r)	2,988
			115	(w)
			70	(x)
			64	(j)
			35	(h)
			6	(n)
			5	(k)

Total current liabilities	9,212	1,164	549		10,925

Long-Term Debt
Long-term debt	27,300	6,735	22	(l)	34,059
			2	(l)
Junior subordinated notes	3,431	—	—		3,431
Remarketable subordinated notes	1,384	—	—		1,384
Credit facility borrowings	73	—	—		73

Total Long-term debt	32,188	6,735	24		38,947

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	5,079	1,355	(675)	(o)	5,711
			(48)	(z)
Regulatory liabilities	7,146	3,040	(67)	(c)	10,993
			870	(d)
			4	(u)
Other	5,031	1,131	182	(n)	6,371
			16	(k)
			11	(j)

Total deferred credits and other liabilities	17,256	5,526	293		23,075

Total liabilities	58,656	13,425	866		72,947

Commitments and Contingencies
Equity
Common stock - no par	10,862	2,389	(2,389)	(m)	17,694
			6,832	(a)
Retained earnings	9,128	3,036	(3,036)	(m)	6,899
			(1,470)	(e)
			(1,007)	(d)
			(146)	(z)
			(115)	(w)
			(76)	(b)
			(70)	(x)
			(21)	(k)
			(13)	(h)
			(6)	(u)
			695	(o)
Accumulated other comprehensive loss	(1,520)	(34)	34	(q)	(1,520)

Total common shareholders’ equity	18,470	5,391	(788)		23,073

Noncontrolling interests	1,956	—	—		1,956

Total equity	20,426	5,391	(788)		25,029

Total liabilities and equity	$79,082	$18,816	$78		$97,976

DOMINION ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

	Dominion Energy	SCANA	Pro Forma Adjustments		Dominion Energy Pro Forma
(millions, except per share amounts)
Operating Revenue	$10,005	$2,948	$11	(j)	$12,899
			(65)	(r)

Operating Expenses
Electric fuel and other energy-related purchases	2,128	569	(18)	(r)	2,679
Purchased electric capacity	87	11	—		98
Purchased gas	409	774	(47)	(r)	1,136
Other operations and maintenance	2,585	610	(38)	(v)	3,157
Impairment loss	—	4	—		4
Depreciation, depletion and amortization	1,487	299	25	(i)	1,811
Other taxes	542	206	—		748

Total operating expenses	7,238	2,473	(78)		9,633

Income from operations	2,767	475	24		3,266

Other income	658	136	(2)	(r)	792
Interest and related charges	1,053	292	(5)	(l)	1,338
			(2)	(r)

Income from operations including noncontrolling interests before income tax expense	2,372	319	29		2,720
Income tax expense	485	75	7	(p)	567

Net Income Including Noncontrolling Interests	1,887	244	22		2,153
Noncontrolling Interests	81	—	—		81

Net Income Attributable to Dominion Energy	$1,806	$244	$22		$2,072

Average shares of common stock outstanding - basic	652.4	142.9	(47.3)	(t)	748.0
Average shares of common stock outstanding - diluted	652.8	142.9	(47.3)	(t)	748.4
Earnings Per Common Share - Basic	$2.77	$1.71			$2.77
Earnings Per Common Share - Diluted	$2.77	$1.71			$2.77

DOMINION ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

	Dominion Energy	SCANA	Pro Forma Adjustments		Dominion Energy Pro Forma
(millions, except per share amounts)
Operating Revenue	$12,586	$4,407	$64	(j)	$16,998
			(59)	(r)

Operating Expenses
Electric fuel and other energy-related purchases	2,301	661	(8)	(r)	2,954
Purchased electric capacity	6	13	—		19
Purchased gas	701	1,156	(51)	(r)	1,806
Other operations and maintenance	3,068	737	(9)	(s)	3,796
Impairment loss	—	1,118	—		1,118
Depreciation, depletion and amortization	1,905	382	46	(i)	2,333
Other taxes	668	264	—		932

Total operating expenses	8,649	4,331	(22)		12,958

Income from operations	3,937	76	27		4,040

Other income	358	56	(9)	(s)	405
Interest and related charges	1,205	363	(12)	(l)	1,555
			(1)	(l)

Income (loss) from operations including noncontrolling interests before income tax expense (benefit)	3,090	(231)	31		2,890
Income tax expense (benefit)	(30)	(112)	12	(p)	(130)

Net Income (Loss) Including Noncontrolling Interests	3,120	(119)	19		3,020
Noncontrolling Interests	121	—	—		121

Net Income (Loss) Attributable to Dominion Energy	$2,999	$(119)	$19		$2,899

Average shares of common stock outstanding - basic	636.0	142.9	(47.3)	(t)	731.6
Average shares of common stock outstanding - diluted	636.0	142.9	(47.3)	(t)	731.6
Earnings (Loss) Per Common Share - Basic	$4.72	$(0.83)			$3.96
Earnings (Loss) Per Common Share - Diluted	$4.72	$(0.83)			$3.96

DOMINION ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements included herein have been derived from the following historical financial statements:

•	the audited financial statements of Dominion Energy for the year ended December 31, 2017;

•	the unaudited interim financial statements of Dominion Energy for the nine months ended September 30, 2018;

•	the audited financial statements of SCANA for the year ended December 31, 2017; and

•	the unaudited interim financial statements of SCANA for the nine months ended September 30, 2018.

On January 1, 2019, pursuant to the terms of the merger agreement dated January 2, 2018, Dominion Energy and SCANA completed a stock-for-stock merger in which SCANA shareholders received the right to 0.6690 of a share of Dominion Energy common stock for each share of SCANA common stock. Following completion of the merger, SCANA operates as a wholly-owned subsidiary of Dominion Energy.

The pro forma adjustments have been prepared as if the acquisition of SCANA occurred on September 30, 2018 in the case of the unaudited pro forma condensed consolidated balance sheet and on January 1, 2017 in the case of the unaudited pro forma consolidated statements of income for the year ended December 31, 2017 and for the nine months ended September 30, 2018. The adjustments give pro forma effect to events that are (i) directly attributable to Dominion Energy’s acquisition of SCANA, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated statements of income, expected to have a continuing impact on Dominion Energy. The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments in the unaudited pro forma consolidated financial statements give appropriate effect to the assumptions. The effects on the unaudited pro forma consolidated financial statements of the transaction described above are more fully described in Note 4.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma consolidated financial statements are those used by Dominion Energy as set forth in the audited historical financial statements and notes of Dominion Energy included in its Annual Report on Form 10-K for the year ended December 31, 2017, as updated in its Current Report on Form 8-K, filed June 6, 2018, and in the unaudited historical interim financial statements and notes of Dominion Energy included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2018. The unaudited pro forma consolidated financial statements reflect any adjustments known at this time to conform SCANA’s historical financial information to Dominion Energy’s significant accounting policies based on Dominion Energy’s review of SCANA’s summary of significant accounting policies, as disclosed in the SCANA historical financial statements incorporated by reference, and preliminary discussions with SCANA’s management. Upon completion of a more comprehensive comparison and assessment, additional differences may be identified.

NOTE 3. PURCHASE PRICE AND PRELIMINARY PURCHASE PRICE ALLOCATION

Purchase Price

The fair value of the purchase consideration transferred on the closing date included the value of the equity consideration (including the value attributable to the consideration transferred of replacement stock compensation awards). The fair value per share of Dominion Energy common stock was $71.46 per share, which was the closing price of Dominion Energy’s common stock on December 31, 2018. The accompanying unaudited pro forma condensed consolidated balance sheet reflects a purchase price of approximately $6.9 billion.

The purchase price for the merger is as follows:

(millions, except exchange ratio and closing price)
SCANA shares outstanding at December 31, 2018	142.9
Exchange ratio	0.6690

Total shares of Dominion Energy common stock issued	95.6
Closing price of Dominion Energy common stock on December 31, 2018	71.46

Equity portion of purchase price	$6,832
Equity compensation	$22

Total purchase price	$6,854

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of SCANA are recorded at fair value on the acquisition date and added to those of Dominion Energy. The pro forma adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition between Dominion Energy and SCANA. Significant portions of SCANA’s operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the South Carolina Public Service Commission (SCPSC) or the North Carolina Utilities Commission (NCUC). The carrying values of the assets and liabilities subject to regulatory accounting under U.S. generally accepted accounting principles, including property, plant and equipment, are considered to approximate the fair values. A fair value adjustment has not been included for SCANA’s pension and other postretirement benefit obligations, which could vary by a significant amount due to potential changes in discount rates, return on plan assets or other assumptions surrounding the determination of these obligations. At this time, Dominion Energy management does not have sufficient information to record any adjustments to measure legal contingencies at fair value or at a reasonably estimable amount. The final purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. The final determination of the purchase price allocation will be based on the net assets acquired as of the acquisition date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table provides a summary of the preliminary allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of SCANA, based on SCANA’s consolidated balance sheet at September 30, 2018, with all excess value over consideration paid recorded as goodwill.

(millions)
Total current assets	$1,420
Investments	274
Property, plant and equipment	10,969
Goodwill	1,615
Regulatory assets	5,739
Other deferred charges and other assets, including intangible assets	381

Total assets	20,398

Total current liabilities	1,228
Long-term debt	6,759
Deferred tax liabilities	1,375
Regulatory liabilities	3,040
Other deferred credits and other liabilities	1,142

Total liabilities	13,544

Total purchase price	$6,854

NOTE 4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following transactions are directly attributable to Dominion Energy’s acquisition of SCANA.

(a)

Reflects the issuance of 95.6 million shares of Dominion Energy common stock to SCANA shareholders as consideration for the acquisition. Based on the closing price of Dominion Energy’s common stock at December 31, 2018 of $71.46, such consideration is calculated to have a value of $6.9 billion, as shown in Note 3 above.

(b)	Reflects the accrual of $76 million in estimated transaction costs associated with the acquisition of SCANA by Dominion Energy, including audit, legal and advisory fees.

(c)

Reflects the reclassification of $67 million to current regulatory liabilities of a previously existing $1.1 billion regulatory liability, to be credited over an accelerated 20-year period following the merger.

(d)

Reflects the accrual of a $1.0 billion refund of amounts previously collected from retail electric customers of South Carolina Electric & Gas Company (SCE&G) to be credited over an estimated 11-year period following the merger. The allocation between current and noncurrent regulatory liabilities has been determined based on the expected portion to be credited to customer bills. The impact of this refund has not been reflected in the unaudited pro forma consolidated statements of income as the $1.0 billion charge is nonrecurring.

(e)

Reflects the write-down of $1.4 billion of existing regulatory assets and $98 million of existing property, plant and equipment associated with the New Nuclear Development Project under which SCANA and the South Carolina Public Service Authority undertook to construct two Westinghouse AP1000 Advanced Passive Safety nuclear units in Jenkinsville, South Carolina (New Nuclear Development Project) which SCE&G will not seek recovery of following the merger. The impact of this write-down has not been reflected in the unaudited pro forma consolidated statements of income as the $1.5 billion charge is nonrecurring.

(f)	Reflects the presentation of nonutility property, plant and equipment at estimated fair value and the removal of historical accumulated depreciation.

(g)

Reflects the excess of Dominion Energy’s consideration paid of approximately $1.6 billion over the amount of identifiable assets and liabilities assumed in the transaction (goodwill) as shown in Note 3 above. In addition, this reflects the removal of SCANA’s previously recorded goodwill.

(h)

Reflects the settlement of all outstanding SCANA equity compensation awards at the time of the merger, allocated between compensation considered to be service provided prior to the merger ($22 million) and expense to be recognized after the merger ($13 million). The impact of this charge has not been reflected in the unaudited pro forma consolidated statements of income as it is nonrecurring.

(i)

Reflects an intangible asset for the value of customer relationships estimated to be $149 million with a weighted average useful life of approximately three years included within the preliminary purchase price allocation in Note 3. Amortization is based on the expected pattern of economic benefit, estimated to be $46 million, $32 million, $22 million, $15 million and $11 million over the five-year period following the acquisition. Estimated amortization of this asset is $25 million for the nine months ended September 30, 2018 and $46 million for the year ended December 31, 2017.

(j)

Reflects a contract liability for the unfavorable terms of existing contracts estimated to be $75 million with an estimated 14-month useful life included within the preliminary purchase price allocation in Note 3. Estimated amortization of this liability is $11 million for the nine months ended September 30, 2018 and $64 million for the year ended December 31, 2017.

(k)

Reflects an increase in liabilities for incremental charitable contributions committed to by Dominion Energy under the terms of the final orders issued by the SCPSC and NCUC of $21 million, $5 million of which is considered a current liability. The impact of this charge has not been reflected in the unaudited pro forma consolidated statements of income as it is nonrecurring.

(l)

Reflects the fair value adjustment of long-term debt of $22 million, on a weighted average maturity of approximately three years, and the write-off of $2 million of unamortized debt issuance costs, included within the preliminary purchase price allocation in Note 3. Estimated amortization of the fair value premium, and the elimination of the recorded debt issuance cost amortization, is $5 million and less than $1 million for the nine months ended September 30, 2018, and $12 million and $1 million for the year ended December 31, 2017, respectively.

(m)	Reflects the elimination of SCANA’s historical shareholders’ equity.

(n)

This pro forma adjustment conforms SCANA’s accounting for asset retirement obligations, which we refer to as AROs, to the methodology used by Dominion Energy. The cash flows used to measure Dominion Energy’s pipeline AROs reflect the cost and timing of activities legally required to retire component sections of pipeline as they are removed from service. The cash flows previously used to measure SCANA’s pipeline AROs are those legally required to retire the entire pipeline system at one point in time. As a result of this change in accounting estimate, Dominion Energy recorded an increase of $188 million to property, plant and equipment and increases of $6 million and $182 million to current and noncurrent other liabilities, respectively.

(o)

Reflects adjustments related to the preliminary purchase price allocation ($20 million) and related pro forma adjustment impacting retained earnings ($695 million), based on an estimated statutory tax rate of 25.0%.

(p)

Reflects income taxes on pro forma adjustments based on an estimated statutory tax rate of 25.0% for the unaudited pro forma consolidated statement of income for the nine months ended September 30, 2018 and an estimated statutory tax rate of 38.3% for the unaudited pro forma consolidated statement of income for the year ended December 31, 2017.

(q)	Reflects the elimination of SCANA’s historical accumulated other comprehensive loss.

(r)

Reflects the elimination of transactions between Dominion Energy and SCANA, primarily for the purchase and sale of natural gas transportation, included in each company’s historical financial statements. In connection with these transactions, amounts for deposits held by Dominion Energy from SCANA have been eliminated and restrictions on the related cash have been removed.

(s)

This pro forma adjustment conforms SCANA’s accounting for certain net periodic pension and other postretirement benefit costs to the methodology used by Dominion Energy. The January 2018 retrospective adoption by Dominion Energy of revised accounting guidance for certain net periodic pension and other postretirement benefit costs requires that the service cost component of net periodic pension and other postretirement benefit costs be classified in the same line item as other compensation costs arising from services rendered by employees, while all other components of net periodic pension and other postretirement benefit costs are classified outside of income from operations. As a result, Dominion Energy recorded corresponding decreases to other operations and maintenance expense and other income in the consolidated statement of income for the year ended December 31, 2017. These adjustments are incorporated in the Dominion Energy financial information included in the unaudited pro forma consolidated statement of income for the year ended December 31, 2017. While SCANA has also adopted the revised accounting guidance (effective January 2018), it has not yet reflected adjustments in its statement of income for the year ended December 31, 2017.

(t)	Reflects the elimination of the SCANA common stock offset by the issuance of 95.6 million shares of Dominion Energy common stock as discussed in tickmark (a).

(u)

Reflects the impacts of the final orders issued by the NCUC and SCPSC under which the Public Service Company of North Carolina, Incorporated and SCE&G, both wholly-owned subsidiaries of SCANA, will record a regulatory liability of $4 million and $2 million, respectively, representing a refund to customers of 2017 revenues to be refunded to customers through an annual bill credit over a three-year period following the merger. The impact of these refunds has not been reflected in the unaudited pro forma consolidated statements of income as the $6 million charge is nonrecurring.

(v)

Reflects the elimination of direct, incremental costs associated with Dominion Energy’s acquisition of SCANA during the nine months ended September 30, 2018, which have been included in Dominion Energy and SCANA’s unaudited interim financial statements for the associated period, as these charges are nonrecurring.

(w)

Reflects the accrual of $115 million to be refunded to retail electric service customers of SCE&G, in accordance with the terms of a class action settlement agreement, of amounts previously held in a rabbi trust fund. The impact of this refund has not been reflected in the unaudited pro forma consolidated statements of income as the $115 million charge is nonrecurring.

(x)

Reflects the anticipated sale of certain SCE&G assets with the proceeds to be refunded to retail electric service customers in accordance with the terms of a class action settlement agreement. This adjustment serves to reclassify the fair value of these assets ($70 million) from property, plant and equipment to held for sale with an accrual for the associated current liability. The impact of this refund has not been reflected in the unaudited pro forma consolidated statements of income as the $70 million charge is nonrecurring.

(y)

This pro forma adjustment conforms SCANA’s presentation of intangible assets to Dominion Energy’s accounting policies. Dominion Energy has elected to present intangible assets separately rather than as a component of property, plant and equipment. As a result of this change in accounting policy, Dominion Energy recorded decreases in property, plant and equipment and accumulated depreciation of $364 million and $247 million, respectively, offset by an increase to other noncurrent assets of $117 million.

(z)

Reflects the write-down of $146 million of net excess deferred income taxes associated with the New Nuclear Development Project for which SCE&G will not seek recovery of following the merger. This write-down consists of regulatory assets of $194 million, partially offset by $48 million of deferred income tax liabilities, and is not reflected in the unaudited pro forma consolidated statements of income as the $146 million charge is nonrecurring.